UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 12, 2008

Lattice Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-18032	93-0835214
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 N. E. Moore Court

Hillsboro, Oregon 97124-6421

(Address of principal executive offices, including zip code)

(503) 268-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities

On September 12, 2008, the Board of Directors of Lattice Semiconductor Corporation (the “Company”) adopted a restructuring plan (the “2008 restructuring plan”). In connection with the 2008 restructuring plan, the Company will reduce its headcount by approximately 125 employees, representing approximately 14 percent of the Company’s workforce. The restructuring is expected to result in a quarterly reduction in operating expenses of approximately $4.5 million, commencing with the fourth quarter of this year.

The Company expects to record a restructuring charge of severance and related costs estimated to be in the range of approximately $3.3 million to $3.8 million in the third quarter of 2008 and approximately $0.4 million in the fourth quarter of 2008. The 2008 restructuring plan will be substantially completed in the fourth quarter of 2008.

On September 16, 2008, the Company issued a press release announcing the corporate restructuring. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being furnished (not filed) herewith:

99.1	Press release, dated September 16, 2008, entitled “Lattice Semiconductor Announces Restructuring.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LATTICE SEMICONDUCTOR CORPORATION

Date: September 16, 2008	By:	/s/ Robert W. O’Brien, Jr.
Robert W. O’Brien, Jr.
Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated September 16, 2008, entitled “Lattice Semiconductor Announces Restructuring.”

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